SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14 (a) of the
              Securities Exchange Act of 1934 (Amendment No. NA)

Filed by the registrant                           [X]
Filed by a party other than the registrant        [ ]
Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11 (c0 or Rule 14a-12

                          CAMDEN NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                              SUSAN M. WESTFALL
                     (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and O-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

                        CAMDEN NATIONAL CORPORATION
                               Two Elm Street
                           Camden, Maine  04843



Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Camden National Corporation (the "Company") to be held on the 5th day of May, 1998, at 3:30 p.m., local time, at the Operations Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856. Your Notice of Annual Meeting, Proxy Statement and Proxy Form are enclosed, as is the Company's 1997 Annual report.

     At the Annual Meeting, you will be asked to elect four (4) directors to the Board. In addition, you will be asked to ratify the appointment of Berry, Dunn, McNeil & Parker as the Company's independent public accountant for 1998.

     The Board of Directors recommends that you vote "FOR" the nominees to the Board of Directors listed in the Proxy Statement and "FOR" appointment of Berry, Dunn, McNeil & Parker.

     Your vote is extremely important. Therefore, whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 5:00 p.m. on May 4, 1998.

     As always, your continued support is greatly appreciated.


Sincerely,



David H. Montgomery
Chairman of the Board




Keith C. Patten
President and Chief Executive Officer



Date:  April 6, 1998

                            CAMDEN NATIONAL CORPORATION
                     Notice of Annual Meeting Of Shareholders
                           to be held May 5, 1998


To Our Shareholders:

     Notice is hereby given that pursuant to the call of the Board of Directors, the Annual Meeting of Shareholders of Camden National Corporation will be held on May 5, 1998, at 3:30 p.m., local time, at the Operations Center of Camden National Corporation, Fox Ridge Office Park, Route One, Rockport, Maine 04856.

     The purposes of the meeting are:

     (1) To elect four (4) directors of the Company to serve a term of three (3) years and until their respective successors shall be elected and qualified.

     (2) To ratify the selection of Berry, Dunn, McNeil & Parker as the Company's independent public accountants for 1998.

     (3) To transact such other business as may be properly presented at the meeting.

     The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on March 27, 1998 will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

                                     By Order of the Board of Directors



                                     Rendle A. Jones
                                     Secretary

Date:  April 6, 1998

IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY. In order that there may be proper representation at the meeting, you are urged to sign and return the enclosed Proxy in the envelope provided as soon as possible and no later than 5:00 p.m., May 4, 1998. Shares of Company stock represented by Proxies which are returned unmarked will be voted in favor of the director nominees, the ratification of accountants, and, in the discretion of Management, upon such other business as may properly be presented at the meeting.

                             PROXY STATEMENT

                      Annual Meeting Of Shareholders
                          To Be Held May 5, 1998


                          GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by Management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held May 5, 1998. Only shareholders of record as of March 27, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for up to four (4) nominees to the Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of March 27, 1998, 2,270,210 shares of the Company's common stock, no par value (sometimes herein referred to as "Company Stock") were outstanding.

     The cost of soliciting Proxies will be borne by the Company. In addition to use of the mails, Proxies may be solicited personally or by telephone or telegraph by directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company (sometimes herein referred to as (AST & T) as its transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The transfer books of AST & T will remain open between the record date and meeting date.

     This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about April 6, 1998. Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Rendle A. Jones, Secretary, Two Elm Street, Camden, Maine 04843; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by Management, including unmarked Proxies, will be voted to elect the nominees to the Board described herein, and to ratify the selection of Berry, Dunn, McNeil & Parker as the Company's independent public accountants for 1998.

     The holders of a majority of the Company's outstanding shares of common stock, present in person or by Proxy, are required for a quorum at the meeting. The Company had 2,270,210 shares of common stock outstanding on March 27, 1998, the record date for this meeting. If a quorum is present at the meeting the simple majority vote of shares voting is required for election of the four (4) directors, and to ratify the selection of Berry, Dunn, McNeil & Parker as the Company's independent public accountant for 1998.


                            PRINCIPAL SHAREHOLDERS

     As of March 27, 1998, there were 2,270,210 shares of Company
Stock outstanding, held of record by shareholders. Only shareholders of record as of March 27, 1998 shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

     The following table sets forth information with respect to the beneficial ownership of Company Stock as of March 27, 1998, by (i) each person known by the Company to own beneficially more than five
(5) percent of the Company's outstanding stock, (ii) each current director of the Company and nominees for positions on the Board,
(iii) the named executive officers (defined below), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the directors, executive officers and shareholders owning more than five (5) percent of Company Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him as set forth opposite his name.

                                                             Percentage of
                                     Number of                   Shares
5% or Greater Shareholders:         Shares Held                Outstanding
--------------------------          -----------              -------------
Kenneth C. & Prudence G. Dickey       248,717   (1)               11.0
13 Curtis Avenue
Camden, ME 04843

Gilbert C. Harmon                     138,820   (2)                6.1

P.O. Box 190
Camden, ME 04843

Directors and Nominees:

Peter T. Allen                          3,150   (3)                 *

Ann W. Bresnahan                        7,980   (4)                 *

Royce M. Cross                          2,594                       *

Robert W. Daigle                       10,658   (5)                 *

Kenneth C. Dickey (6)                 248,717   (1)               11.0

Robert J. Gagnon                          676                       *

John W. Holmes                          7,470                       *

Rendle A. Jones                        16,283                       *

John S. McCormick, Jr.                  6,000                       *

David H. Montgomery                    60,736                      2.7

Keith C. Patten                       103,402   (7)                4.4

Richard N. Simoneau                     7,080                       *

Arthur E. Strout                       14,750                       *

Officers and Directors as a Group:    522,914   (8)               22.2

                                  -2-

-------------------------------------------------------
 *   Less than one (1) percent.
(1) Includes 248,717 shares over which voting and dispositive power are shared with spouse.
(2) Includes 10,060 shares over which voting and dispositive power are shared with spouse.
(3) Includes 150 shares over which voting and dispositive power are shared with spouse.
(4) Includes 1980 shares over which voting and dispositive power are shared with spouse.
(5) Includes 10,000 shares underlying stock options exercisable within 60 days.
(6)  Retired from Board of Directors December 31, 1997.
(7) Includes 5,760 shares over which voting and dispositive power are shared with spouse; and 60,000 shares underlying stock options exercisable within 60 days.
(8) Shared voting and/or dispositive power over some or all shares; includes shares underlying stock options exercisable within 60 days.



                         PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

     Four (4) directors have been nominated for election to the Board of Directors to serve until the 2001 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The proxies will be voted, unless authority to do so is withheld, in favor of the four (4) nominees recommended by the Board. Management recommends voting "For" each person named below.

     Following is a list of the nominees for the Board of Directors, including age (as of December 31, 1997) and current positions held with the Company and its subsidiaries: Camden National Bank (CNB), United Bank (UB), and Trust Company of Maine, Inc. (TCOM).

                               Position      Current Term of   Positions with
Nominees:              Age   with Company     Directorship      Subsidiaries
--------               ---   ------------    ---------------   --------------
Peter T. Allen          62     Director         1998           Director, CNB

Robert J. Gagnon        50     Director         1998           Director, CNB

John S. McCormick, Jr.  66     Director         1998           Director, CNB

Richard N. Simoneau     61     Director         1998           Director, CNB
                                                               Director, TCOM

     The Board of Directors recommends a vote "FOR" each of the four
(4) nominees for positions on the Board.

                                    -3-

     Following is a list of directors not currently nominated for election to the Board of Directors, executive officers, and key employees including age (as of December 31, 1997) and current positions with the Company and/or its subsidiaries: CNB, UB, and TCOM.

Other Directors               Position      Term of      Positions with
and Officers          Age   with Company   Directorship   Subsidiaries
---------------       ---   ------------   ------------  --------------
Ann W. Bresnahan      46      Director       2000        Director, CNB

Royce M. Cross        46      Director       1999     Director & Chairman, UB

Robert W. Daigle      48      Director       2000     President & CEO, CNB
                                                         Director, CNB
                                                          Director, TCOM

Kenneth C. Dickey     72      Director &    retired           -----
                            Vice Chairman

John W. Holmes        52      Director       1999        Director, CNB

Rendle A. Jones       55      Director &     2000   Director & Secretary, CNB
                              Secretary                  Director, UB

David H. Montgomery   69      Director &     1999        Director, CNB
                              Chairman                   Director, UB

Keith C. Patten       58      Director       1999    Director & Chairman, CNB
                           President & CEO               Director, UB

Arthur E. Strout      62      Director       2000        Director, CNB

Andrew P. Averill*    54        -----                 Chairman &  CEO, TCOM
                                                         Director, TCOM

Bruce D. Bartlett     51        -----                  President & CEO, UB
                                                         Director, UB
                                                         Director, TCOM

Joanne T. Campbell    35        -----                   Vice President, CNB

Stephen D. Dailey     48    Vice President                   -----

Paul R. Flynn*        36        -----                   Vice President, UB

Shirley B. Kile*      49        -----              Director & Treasurer, TCOM

James M. Kimball*     48        -----                   Vice President, UB

Michael A. McAvoy     51        -----                   Vice President, CNB

R. Paul Pasquine*     50        -----                  President & COO, TCOM
                                                         Director, TCOM

                                    -4-

Other Directors                  Position       Term of      Positions with
and Officers             Age   with Company    Directorship   Subsidiaries
---------------          ---   ------------   ------------   ---------------
Jeffrey D. Smith         34   Vice President & COO                 ----

Stephen C. Staples       47       -----                   Vice President, CNB

Susan M. Westfall        41   Vice President, Clerk,      Vice President &
                              Treasurer & CFO                 Cashier

John P. (Jack) Williams  50        -----                  Senior Vice
                                                          President, CNB

Charles A. Wootton       41        -----                  Vice President, CNB


* Key employee; not a director or executive officer

     All directors of the Company serve 3-year terms. All of the officers and key employees listed will hold office as elected by the Board of Directors. There are no arrangements or understandings between any of the directors, officers or key employees or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers, or any of the above key employees have been selected as key employees. There are no "family relationships" among the above directors and officers, as that term is defined by the Securities and Exchange Commission.

     During the past five years, the business experience of each executive officer, key employee, director, and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, United Bank, and Trust Company of Maine are affiliated with the Company.

     David H. Montgomery. Mr. Montgomery is past Chairman of the Allen Agency, an insurance brokerage, and is President of Allen Agency Real Estate, a real estate brokerage. Mr. Montgomery has been semi-retired since 1993. Mr. Montgomery has been a director of the Company since 1984, and of Camden National Bank since 1966, and has been Chairman of the Company since 1984. Mr. Montgomery has also been a director of United Bank since 1996.

     Kenneth C. Dickey. Mr. Dickey is the principal owner of Haskell & Corthell Real Estate, and from 1959 to 1994 was the President and owner of Haskell & Corthell, Inc., operator of a retail clothing store. Mr. Dickey served as a director of the Company and Camden National Bank from 1984 and 1970, respectively, until his retirement from both companies effective December 31, 1997.

     Keith C. Patten. Mr. Patten has been the President, Chief Executive Officer and a director of the Company since 1984. He has been a director of Camden National Bank since 1976, and was elected the Board Chairman in 1996; at which time he stepped down as President and CEO of Camden National Bank in order to focus on management of the Company. Mr. Patten has also been a director of United Bank since 1996.

     Peter T. Allen. Mr. Allen is President and General Manager of Cutting-Allen, Inc., a wholesale Christmas tree company. Mr. Allen has also been a director of the Company and Camden National Bank since 1991.

     Ann W. Bresnahan. Ms. Bresnahan is a full-time volunteer and civic leader. She has been a director of the Company and Camden
National Bank since 1990.

     Royce M. Cross. Mr. Cross is President of Cross Insurance and it's affiliated offices located throughout Maine. Employed in the insurance business for 28 years, he has been President of Cross Insurance for the past 15 years. Mr. Cross has been a director of United Bank since 1991 and has served as Chairman of that bank since 1995. He was elected as a director of the Company in January 1998.

                                  -5-

     Robert J. Gagnon. Mr. Gagnon is Manager of the Rockland Super Shop-n-Save, a position he has held for 15 years. Mr. Gagnon was elected a director of the Company and Camden National Bank in 1996.

     John W. Holmes. Mr. Holmes is President and majority owner of Consumers Fuel Company, and has been a director of the Company and Camden National Bank since 1989.

     Rendle A. Jones. Mr. Jones is a partner in the law firm of Harmon, Jones & Sanford. He is also a partner in the following entities: Fuller, Jones & Stivers, financial advisors; Professional Services Center, real estate rentals; Washington Street Associates, real estate rentals; and Lincolnville Village Apartments, real estate rentals. Mr. Jones is also general counsel to the Company, and has been a director of the Company and Camden National Bank since 1988. Mr. Jones has also been a director of United Bank since 1996.

     John S. McCormick, Jr.  Mr. McCormick is principal of
Consolidated Real Estate and Engineering, a professional engineering/consulting firm. Mr. McCormick also has been a director of the Company and Camden National Bank since 1984 and 1975, respectively.

     Richard N. Simoneau.  Mr. Simoneau is a partner in Simoneau &
Norton, CPAs, and was a director of Associated Grocers of Maine from 1990 to 1993. Mr. Simoneau has been a director of the Company and Camden National Bank since 1984 and 1978, respectively. Mr. Simoneau has also been a director of Trust Company of Maine, Inc. since January 1998.

     Arthur E. Strout. Mr. Strout is an attorney in the law firm of Strout & Payson, P.A. He has also been a director of the Company and Camden National Bank since 1984 and 1979, respectively.

     Robert W. Daigle. Mr. Daigle has been a director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996. Mr. Daigle has also been a director of Trust Company of Maine, Inc. since 1996. From 1991 until that time he served Fleet Bank of Maine as Regional President and Senior Bank Official overseeing
Maine's northern and eastern markets.

     Bruce D. Bartlett. Mr. Bartlett served as a director of the Company during 1996 and 1997, and stepped down as a director effective December 31, 1997. Mr. Bartlett has also been a director of United Bank since 1996. He has served as President and Chief Executive Officer of United Bank since May 1989. Prior to joining United Bank, Mr. Bartlett was President of Border Trust Company. Mr. Bartlett has also been a director of Trust Company of Maine, Inc. since its inception in 1994.

     Andrew P. Averill. Mr. Averill has been Chairman and Chief Executive Officer of Trust Company of Maine, Inc. since its inception in 1994. In addition to a law degree, he has a 20 year background in trust and employee benefit plan administration, and has extensive experience in regulatory and legal issues related to employee benefit plan products.

     Joanne T. Campbell. Mrs. Campbell joined Camden National Bank in March of 1996 as Vice President for the residential mortgage lending area. She has over 15 years of mortgage and banking experience having been with Fleet Mortgage Group and Salem Five
Mortgage Corp previous to joining the bank.

     Steven D. Dailey. Mr. Dailey has been Vice President of Data Processing for the Company since 1996. Prior to that, he had been Vice President of Operations at Camden National Bank since 1985.

     Paul R. Flynn. Mr. Flynn joined United Bank in April of 1997 as Vice President & Branch Administrator. He has 14 years of banking experience and was with Fleet Bank of Maine as Vice President and District Manager prior to joining the bank.

     Shirley B. Kile. Mrs. Kile serves as Treasurer of Trust Company of Maine, Inc. and President of Fiduciary Services Inc., a subsidiary of the Trust Company which provides administration for employee benefit plans. She has over 15 years experience in the employee benefits field.

                                -6-

     James M. Kimball. Mr. Kimball has been Vice President and Senior Loan Officer of United Bank since 1994. He joined the bank in November 1992 as Vice President and Commercial Loan Manager with over 20 years experience in various lending capacities.

     Michael A. McAvoy. Mr. McAvoy has been Vice President and Senior Loan Officer of Camden National Bank since 1994. He was Senior Vice President and Senior Loan Officer of Island National Bank and Trust Company, Palm Beach, Florida, from 1992 until 1994 and Senior Vice President and Senior Loan Officer of Flagler National Bank, West Palm Beach, Florida, from 1985 to 1992.

     R. Paul Pasquine.  Mr. Pasquine has been President and Chief
Operating Officer of Trust Company of Maine, Inc. since its inception in 1994. He has over 15 years of management experience in trust and employee benefit plan administration.

     Jeffrey D. Smith. Mr. Smith has been Vice President and Chief Operations Officer for the Company since 1997. From 1986 until joining the Company he held various positions with Key Bank, most recently as Vice President and Manager of Retail Services.

     Stephen C. Staples. Mr. Staples joined Camden National Bank in 1983, serving in various capacities. He was promoted to Vice
President in 1995.

     Susan M. Westfall. Mrs. Westfall has been Treasurer and Chief Financial Officer of the Company since 1996. During 1997 her responsibilities were expanded to include those of Clerk. She has been with Camden National Bank since 1979, and was promoted to Vice President in 1991. During 1997 her responsibilities were expanded to include those of Cashier, Investment, and Trust Officer.

     John P. (Jack) Williams.  Mr. Williams has been with Camden
National Bank since 1982, and has been Senior Vice President of
Camden National Bank since 1994. His primary area of business is commercial lending and administration.

     Charles A. Wootton.  Mr. Wootton has been Vice President and
Branch Administration Officer of Camden National Bank since 1996.
Since joining the bank in 1981, he has held several positions and was promoted to Vice President in 1994.

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five (5) percent of Company Stock, or any associate of any such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

     The Board of Directors of the Company held twenty-four (24) regular meetings, one (1) special meeting, and one (1) annual meeting during 1997. Each director attended at least 75% of the aggregate of meetings of the Company's Board of Directors and meetings of committees thereof on which such director served.

     All of the directors of the Company also serve as directors of Camden National Bank, with the exception of Mr. Cross, who serves as a director of United Bank. The Company's Board of Directors has standing Audit, Executive, Capital, Development, Retirement Plan Administration, Personnel and Compensation, and Nominating committees. The members of the Audit Committee are Peter T. Allen, Chairman, Ann W. Bresnahan, Robert J. Gagnon, John W. Holmes, David
H. Montgomery, and Richard N. Simoneau. The committee met four (4) times during 1997. The Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls.

     The Company's Personnel and Compensation Committee (the "Compensation Committee") met once during 1997 and consisted of Kenneth C. Dickey, Chairman, Robert J. Gagnon, David H. Montgomery, Richard N. Simoneau, and nonvoting members Keith C. Patten and June
B. Parent. None of the members of the committee serves on a similar committee for any other company besides subsidiaries of the Company. The function of the committee is to oversee personnel relations, salary administration, training programs, officer selection, management succession and fringe benefits.

                               -7-

     The Nominating Committee, which met once in 1997, consisted of
E. Maynard Graffam Jr., Chairman, Kenneth C. Dickey, Rendle A. Jones, John S. McCormick, David H. Montgomery, Keith C. Patten, and Arthur
E. Strout. The function of the Nominating Committee is to nominate individuals for election to the Board of Directors, to nominate individuals for the positions of Chairman and Vice Chairman of the Company, and to nominate individuals to serve as executive officers of the Company and its subsidiaries.

     Nominations for election to the Company's Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Company President within seven (7) days after this Proxy Statement is mailed to shareholders. Nominations must contain the following information, to the extent known to the person making the nomination: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Company Stock that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of shares of Company Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting of Shareholders may disregard any nominations not made in accordance herewith, and may instruct vote tellers to disregard all votes cast for each such nominee.


Executive Compensation
----------------------

Compensation of Certain Executive Officers

     The following Table sets forth the various elements of compensation paid to the Named Executive Officers, who are Keith C. Patten, President and Chief Executive Officer of the Company, Robert
W. Daigle, President and Chief Executive Officer of Camden National Bank, and Bruce D. Bartlett, President and Chief Executive Officer of United Bank. Named Executive Officers are the CEO of the Company and those other officers of the Company or its subsidiaries who were paid at least $100,000 in compensation in 1997. The Table shows compensation for services rendered for the year ended December 31, 1997, and the previous two years.

                          Summary Compensation Table
                          --------------------------
                                                                 Long-Term
                                                                Compensation
                              Annual Compensation                  Awards
                    -----------------------------------------
                                                Other Annual
Name                Year  Salary(1)  Bonus (2)  Compensation (3)  Options (#)
----                ----  ------     -----      ------------      -------
Keith C. Patten
President and Chief  1997 $ 272,668   $ 30,593    $ 15,785             0
Executive Officer of 1996   232,290     47,884      14,417             0
the Company          1995   221,146     41,953      15,261             0

Robert W. Daigle
President and Chief  1997   150,000     16,980      13,661             0
Executive Officer of 1996   135,000     42,981      10,812        10,000
Camden National Bank 1995     n/a         n/a         n/a           n/a

Bruce D. Bartlett
President and Chief  1997    95,000     14,966      14,415             0
Executive Officer of 1996    90,000      1,731      10,763           750
United Bank          1995    90,000     13,500       8,729(3)        851

                                   -8-

(1)  Includes salaries deferred by contributions to the Company's
401(k) Plan. The 401(k) Plan is available to all regular employees of the Company, who are at least 21 years old and have completed at least one year of eligible service. The Named Executive Officers were allowed to contribute up to 15% of their respective salaries to the 401(k) Plan not exceeding the IRS limitation ($9,500 each in 1997).
(2) Bonuses are listed in the year earned and normally accrued, although such bonuses may be paid in the following year. Also includes deferred bonuses.
(3) Amounts shown include premiums paid on insurance policies, director fees, and personal use of employer provided vehicles and contributions by the Company, Camden National Bank, or United
Bank to the respective accounts of each of the Named Executive Officers in the 401(k) Plan. The Company, Camden National Bank and United Bank contributed to the Company's 401(k) Plan a matching amount equal to 25% of the first 4% of salary deferred by Named Executives, up to the limit specified in Code Section 401(a)(17) during 1997. Prior to the standardization of the Company's 401 (k) Plans, July 1, 1996, United Bank contributed to the United Bank 401(k) Plan a matching amount equal to 100% of the first 5% of salary deferred by Mr. Bartlett during 1995, and the first six months of 1996. Prior to January 1, 1996 United Bank did not have a Defined Benefit Retirement Plan, therefore, a greater match on the 401 (k) Plan had existed. The amounts accumulating in the accounts under the 401(k) Plans are invested as directed by the Named Executive Officers in one of several investment choices. Participants in the Company's 401(k) Plan are immediately vested in the employer contributions to their accounts in the 401(k) Plan.
(4) Includes discount on shares purchased pursuant to exercise of stock options.


Stock Options and Similar Awards

     Mr. Patten has been granted an option to purchase shares of Company Stock pursuant to the Camden National Corporation 1993 Stock Option Plan (the "1993 Plan"). The price at which Mr. Patten may purchase shares of Company Stock (the "Exercise Price") pursuant to the 1993 Plan is $17.50 per share, which was the fair market value of the Company Stock at the time the options were granted in 1993. Mr. Daigle and Mr. Bartlett were also granted options to purchase shares of Company Stock pursuant to the 1996 amendment to the 1993 Plan.
The price at which Mr. Daigle and Mr. Bartlett may purchase shares of Company Stock (the "Exercise Price") pursuant to the amended 1993 Plan is $37.00 per share, which was the market value of the Company Stock at the time the options were granted in 1996. Prior to the merger of UnitedCorp, the bank holding company previously owning United Bank granted Mr. Bartlett options to purchase shares of UnitedCorp stock. The Company assumed the options in the merger, and the options were converted into options to purchase shares of Company Stock in the same proportion that shares of UnitedCorp stock were converted into shares of Company Stock in the merger. The Exercise price for Mr. Bartlett ranged between $14.50 and $18.25 per share of Company Stock. Mr. Bartlett exercised all of his options during 1997. For each Named Executive Officer, the value of an option is the current fair market value per share of Company Stock, minus the applicable Exercise Price, times the number of shares that may be purchased under the option. There were no options granted during 1997.

     Option Exercises by the Named Executive Officers During 1997
     ------------------------------------------------------------

                                                            Value of
                                     Unexercised  Unexercised in-the-Money
                Shares         Options / SARs  Options / SARs Shares(2)
              Acquired On  Value
              Exercise  Realized(1)  Exercisable Unexer-  Exercisable Unexer-
Name                                             cisable              cisable
----         ---------- --------     ----------- -------   ---------- -------
Keith C. Patten        0 $      0       60,000       0    $ 2,445,000  $    0
Robert W. Daigle       0        0       10,000       0        212,500       0
Bruce D. Bartlett  5,000  199,413            0       0              0       0

(1)  The "value realized" represents the difference between the base
(or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

                                     -9-

(2) Assumes market price of $58.25 per share, the which was the closing price of a share of common stock reported for the American Stock Exchange on December 31, 1997.


Retirement Plans

     Mr. Patten, Mr. Daigle, and Mr. Bartlett are beneficiaries of the defined-benefit plan provided by the Company, the Camden National Corporaton Defined Benefit Retirement Plan (the "Defined Benefit Plan"), which is available to all regular employees who are at least 21 years of age and have completed at least one year of eligible service. In addition, Mr. Patten, Mr. Daigle and Mr. Bartlett are also beneficiaries of a Supplemental Executive Retirement Program (the "SERP").

     Participants in the Defined Benefit Plan receive upon retirement payment(s) based on years of service (up to 25 years) times a percentage of the participant's covered annual compensation during the five consecutive years out of the last ten years before retirement in which the participant's compensation was highest. Participants in the SERP receive upon retirement a 15-year annuity based on years of service (up to 25 years) times a percentage of the participant's average salary and bonus for the 36 months of employment by the Company during which the participant's compensation was highest, reduced by the following amounts: 50% of the participant's projected Primary Social Security benefits; the participant's benefits under the Defined Benefit Plan; the portion of the participant's benefits under the 401(k) Plan arising from employer contributions; and the participant's benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan.

     The following Tables illustrate the estimated annual retirement benefits payable to Mr. Patten, Mr. Daigle, and Mr. Bartlett under the two plans, at age 62 and age 65.

           Pension Plan  and SERP Table for Named Executive Officers
           ---------------------------------------------------------

                             Mr. Patten       Mr. Daigle       Mr. Bartlett
                             ----------       ----------       ------------
Retirement at age 62:     October 1, 2001    July 1, 2011    October 1, 2008
Annual earnings at retirement  $ 378,000       $ 347,000          $184,000

Annual Benefit:
    Pension Plan              $   55,500       $  51,600          $ 27,600
    SERP                         165,400          88,000            34,200
                               ---------        --------           -------
      Total                    $ 220,900       $ 139,600          $ 61,800


Retirement at age 65:      October 1, 2004   July 1, 2014   October 1, 2011

Annual earnings at retirement  $ 450,000       $ 413,000          $219,000

  Annual Benefit:
    Pension Plan               $  78,800       $  87,400          $ 52,000
    SERP                         183,300         105,500            36,200
                               ---------       ---------          --------
      Total                    $ 262,100       $ 192,900          $ 88,200

---------------------------------------------------------------------------
Assumptions - Annual earnings assumed to increase 6% per year from 1997 to assumed retirement date.

Maximum compensation under defined benefit plan - $160,000 for 1997 and future years assumed to increase, based on $10,000 increments, at annual rate of 4% per year.

                                   -10-

     The estimated retirement benefits shown in the above Tables are computed on a life-only annuity basis. Compensation is included in the earnings base for the purpose of calculating total retirement benefits as shown, which base is equal to the five-year final average salary including bonus. As of December 31, 1997, the credited years of service under all retirement plans were twenty-one years for Mr. Patten, one year for Mr. Daigle, and eight years for Mr. Bartlett.

Change of Control Agreements

     The SERP provides that in the event the Company is merged with another company and the other company survives the merger, and Mr. Patten, Mr. Daigle and Mr. Bartlett are not made officers of the surviving company and the surviving company does not assume the Company's obligations under the SERP, the Board of Directors may authorize a payment to Named Executive Officers in an amount to be determined in the discretion of the Board of Directors.

     Upon joining CNB in January 1996, the bank entered into an agreement with Mr. Daigle whereby if, within the first three years of his employment, a change of ownership occurs whereby an outside party acquires majority stock control of the bank which would result in his termination, the bank will pay as it falls due his salary through January 1999.


Director Compensation
---------------------

     Directors of the Company received $350 for attendance at each regular meeting of the Board of Directors of the Company, and $100 for attendance at each meeting of a committee of the Board of Directors of the Company during 1997. In addition, the Chairman of the Board of the Company received a retainer of $200 per month, and the Secretary to the Board of Directors received a retainer of $100 per meeting. No additional fees are paid for membership on or attendance at meetings of the Boards of Directors of the Company or any committees of the Board. Directors of Camden National Bank did not receive compensation for their participation on the bank's Board of Directors, but did receive $100 for attendance at each meeting of a committee of the Board of Directors of Camden National Bank. Outside directors of United Bank receive $150 for attendance at each regular meeting of the Board of Directors of United Bank, and $80 for attendance at each meeting of a committee of the Board of Directors of United Bank. In addition, the Chairman of the Board of United Bank receives a retainer of $750 per year.

     There were 24 regular, one special, and one annual meeting of the Board of Directors of the Company during 1997. The aggregate amount of fees paid to directors of the Company and its subsidiaries during 1997 for Board of Directors meetings was $143,100.

     Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of their fees and retainer in any calendar year. If a director elects to defer their compensation, the Company automatically credits the amounts deferred to interest-earning accounts for each of the respective directors. Deferred director's fees are paid to participants in a deferral plan, or their designated beneficiaries, upon their termination as directors.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Compensation Committee consisted of Kenneth C. Dickey, Chairman, Robert J. Gagnon, David H. Montgomery and Richard N. Simoneau, and nonvoting members Keith C. Patten and June B. Parent. Many members of the Compensation Committee and their affiliates and families are borrowers from the Company's subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company's subsidiaries.

                                 -11-

Certain Relationships and Related Transactions
----------------------------------------------

Extensions of Credit and Credit Commitments


     Many of the Directors, Executive Officers and significant shareholders of the Company, members of their immediate families, and corporations and other organizations of which they are affiliates, are borrowers from the Company's subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company's subsidiaries.

Other Relationships and Transactions

     Rendle A. Jones is a partner in the law firm of Harmon, Jones & Sanford, which performed legal services for the Company during 1997. The fees paid by the Company to the law firm totaled less than 5% of the law firm's gross revenues during 1997. Also, Arthur E. Strout is a partner in the law firm of Strout & Payson, P.A., which performed legal services for the Company during 1997. The fees paid by the Company to the law firm totaled less that 5% of the law firm's gross revenues during 1997.

     In August 1997, the Company purchased the residence of Jeffrey Smith. Mr. Smith is the Chief Operations Officer of the Company. The residence, located in Belgrade, Maine, was independently appraised at $89,000 in June 1997 by Hupper Appraisal Service, and was purchased by the Company at that appraised value. The Company purchase was made to enable Mr. Smith to relocate closer to the Company's service center, allowing him to focus on his new position without dealing with a substantial daily commute.


Personnel & Compensation Committee Report
-----------------------------------------

     The performance of the Company has a direct bearing on executive compensation for any given year. When the performance of the Company meets or exceeds its budgetary expectations, compensation is expected to be more generous than in years when the budgetary expectations have not been met. The Compensation Committee remains aware that compensation must not be set at a level that will inhibit the Company's competitiveness in its market areas. Nevertheless, level of compensation is also guided in large part by the Company's need to attract and retain capable executives who can make a major contribution to the Company's success. The Compensation Committee has regularly reviewed compensation surveys comparing the Company's subsidiary banks with other banks in the State of Maine and with other banks nationally in the Company's subsidiary banks' size grouping.


Compensation Program Components

     Compensation is based on two primary components: base salary and a performance-based incentive compensation program. Base salary is intended to adequately reward officers and employees for capable performance within their respective job descriptions, consistent with keeping the Company competitive within its industry and market areas. The performance-based compensation program is designed to create an environment where employees take a more personal interest in the performance of the Company and are rewarded for balancing profit with growth and quality with productivity. The following Executive Officers and key employees also participate in a deferred compensation plan: Mr. Averill, Mr. Bartlett, Mrs. Campbell, Mr. Daigle, Mr. Dailey, Mrs. Kile, Mr. Kimball, Mr. McAvoy, Mr. Pasquine, Mr. Patten, Mr. Staples, Mrs. Westfall, Mr. Williams, and Mr. Wootton. The Compensation Committee considers that the levels of executive pay are both reasonable and necessary to remain competitive in the market.

Performance Measures

     There are several performance measures used in evaluating the compensation of executive officers. In addition to the use of state and national banking surveys, the specific performance of the executive officer is considered. There is for each Executive

                                 -12-

Officer, an annual performance evaluation conducted by an individual in the next level of management, and the Compensation Committee reviews the performance of the Chief Executive Officer of the Company. The performance of the Company as a whole and the financial plan for the ensuing year in particular are guiding factors in establishing the levels of compensation. However, the general factors of the business climate, the performance of the Company and the evaluation of the Executive Officer being considered are all factors being reviewed in determining executive compensation. It is a central aim of the Compensation Committee to ensure that each Executive Officer is justly compensated for his or her contribution, knowing that the contribution directly affects the Company and the Stockholders.

Stock Option Plan

     An additional component of compensation for key employees is the award of options to purchase shares of Company Stock at fixed prices. The 1993 Stock Option Plan is based on performance in that the options only have value if the market value of Company Stock increases. Pursuant to the 1993 Stock Option Plan, as amended, the Company awarded options to the following executive officers: Mr. Bartlett, Mrs. Campbell, Mr. Daigle, Mr. Dailey, Mr. Flynn, Mr. Kimball, Mr. McAvoy, Mr. Smith, Mr. Staples, Mrs. Westfall, Mr. Williams, and Mr. Wootton. Mr. Patten was awarded options under the 1993 Stock Option Plan.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews the Chief Executive Officer's existing compensation arrangements, the performance of the Company and the Chief Executive Officer, and the compensation of chief executive officers in similar companies of comparable size.

     The Chief Executive Officer's compensation is divided into three basic categories: salary and deferred compensation, performance-based incentive compensation, and director's fees.

     In past years the salary of the Chief Executive Officer has been increased based upon performance of the Company in the previous year. The salary level selected must be within the salary range for Chief Executive Officers in other similar companies of comparable size. Thus, the Personnel Department conducts a study of the salary ranges of Chief Executive Officers in other similar companies of comparable size as shown by published compensation surveys, and provides its results to the Compensation Committee along with supporting data and a suggested salary range for the year. The salary for the Chief Executive Officer for 1997 was increased 14.6% over 1996, based on the Company's substantial net profits for the 1996 fiscal year.

     The second part of the Chief Executive Officer's compensation program is based upon the performance-based incentive compensation program which applies to all officers and employees. The 1997 performance-based incentive compensation program resulted in additional compensation for the Chief Executive Officer of 11.2%.

     The third portion of the compensation program is director's fees, which are the same for all directors.

     The total compensation package for the Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size. Moreover, the Compensation Committee believes that it has set compensation at levels that reflect the Chief Executive Officer's contribution towards the Company's success and achievement of objectives. The foregoing report regarding compensation has been submitted by the Company's Compensation Committee, including the following members:
Kenneth C. Dickey, Robert J. Gagnon, David H. Montgomery, Richard N. Simomeau, June B. Parent (non-voting), and Keith C. Patten (non-voting).

Stock Performance
-----------------

     Federal regulations require that a graph be included in this proxy statement to provide a comparison of total shareholder return on the common stock of the Company with that of other comparable issuers. The following graph illustrates the estimated annual percentage change in the Company's cumulative total shareholder return on its common stock for the period January 1, 1996 through December 31, 1997. For purposes of comparison, the graph also

                                   -13-
illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on January 1, 1996 in the common stock of the Company, the NASDAQ banks as a group, and the Russell 2000 companies as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 1997.



          [Line graph here with information described above. The graph has three lines, one for each of the following: Camden National Corporation, Russell 2000 Index and NASDAQ Bank Index. Each line starts at $100.00 on January 1, 1996.
          The following shows the position of each line at December 31, 1997:
                 Camden National Corporation line - $152.79
                 Russell 2000 Index line - $120.52
                 NASDAQ Bank Index line - $163.59




                PROPOSAL 2 - RATIFICATION OF SELECTION OF
                      INDEPENDENT PUBLIC ACCOUNTANTS


      Berry, Dunn, McNeil & Parker has served as the Company's accountant since the Company's formation in 1985, and as Camden National Bank's accountant since 1980. Berry, Dunn, McNeil & Parker has been selected to continue to serve as the Company's accountant for 1998. There have been no disagreements with Berry, Dunn, McNeil & Parker on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the appointment of Berry, Dunn, McNeil & Parker as the Company's accountant for the fiscal year ending December 31, 1998. Representatives of Berry, Dunn, McNeil & Parker will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

      The Board of Directors recommends a vote "FOR" ratification of the selection of Berry, Dunn, McNeil & Parker as the Company's accountants for 1998.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten (10) percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by SEC regulations to furnish the Company with copies of these reports.

      During the period January 1, 1997 through December 31, 1997, to the Company's knowledge, Jeffrey D. Smith and Stephen C. Staples, each an executive officer, failed through administrative error to report timely upon their appointment as executive officers, which has since been corrected; Bruce D. Bartlett, failed to timely report one transaction involving the exercising of options, which has since been corrected. To the Company's knowledge, all other filing requirements were complied with on a timely basis.

                               -14-

                            FINANCIAL STATEMENTS

      An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K may be obtained without charge upon written request directed to Susan M. Westfall, Clerk, Two Elm Street, Camden, Maine 04843.


                         SHAREHOLDERS' PROPOSALS

      It is expected that the 1999 Annual Meeting of Shareholders of the Company will be held on May 4, 1999. Any proposals intended to be presented at the 1999 Annual Meeting must be received at the Company's offices on or before December 4, 1998, in order to be considered for inclusion in the Company's Proxy Statement and Proxy Form relating to such meeting.


                            OTHER MATTERS

      The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgement. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of Management.


                                  By Order of the Board of Directors





                                  Rendle A. Jones
                                  Secretary


Date:  April 6, 1998



                                  -15-




    Ballot card is approximately 7 1/2 inches by 4 1/2 inches as has the following information:



####                              PROXY

                      CAMDEN NATIONAL CORPORATION

               Solicited by the Board of Directors for the Annual Meeting of Shareholders, May 5, 1998

The undersigned holder of common stock of Camden National Corporation, a Maine Corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement dated April 6, 1998, and revoking any proxy heretofore given, hereby appoints Charles C. Lowe, Thomas C. Jackson, and Jeffrey J. Weymouth, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 27, 1998, at the Annual Meeting of Shareholders of the Company to be held at the Operations Center, Route One, Fox Ridge Office Park, Rockport, Maine 04856 on May 5, 1998, at 3:30 p.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting.
All properly executed proxies will be voted as indicated.

                      (Continue and to be signed on the reverse side)



Reverse side of ballot is as follows:


                           PROXY STATEMENT BALLOT

     Ballot attached with envelope to be detached and mail in.

---------------------------------------------------------------------------

A [X] Please mark your votes as in this example.


             UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
             "FOR" THE FOLLOWING ITEMS:

FOR ALL nominees            WITHHOLD AUTHORITY to
listed at right(except as   vote for all nominees
marked to the contrary)     listed at right             FOR  AGAINST  ABSTAIN

                                                         [  ]    [  ]    [  ]
(1) To elect as [  ]     [  ]  Nominees:            (2) To ratify the selection
    directors the              Peter T. Allen           of Berry, Dunn, McNeil &
    nominees                   Robert J. Gagnon         Parker as the Company's
    listed at right.           John S. McCormick, Jr.   independent public
                               Richard N. Simoneau      accountants for 1998.

                                                         [  ]    [  ]    [  ]
                                                    (3) In their discretion,
                                                        the proxy holders are
                                                        authorized to vote upon
                                                        such other business as
                                                        may be properly
                                                        presented at the
                                                        meeting or matters
                                                        incidental to the
                                                        conduct of the meeting.


                                   THIS PROXY IS SOLICITED BY AND ON BEHALF
                                   OF THE BOARD OF DIRECTORS AND MAY BE
                                   REVOKED PRIOR TO ITS EXERCISE.  THE BOARD
                                   OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                   PROPOSALS 1, 2 AND 3.  THIS PROXY WHEN
                                   PROPERLY EXECUTED WILL BE VOTED AS
                                   DIRECTED.  IF NO DIRECTION IS MADE IT
                                   WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


                                   WHETHER OR NOT YOU PLAN TO ATTEND THIS
                                   MEETING, PLEASE MARK, SIGN, DATE AND
                                   RETURN THIS PROXY CARD PROMPTLY BY USING
                                   THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   WE DO____DO NOT____EXPECT TO ATTEND THIS
                                   MEETING



(Signature of Shareholder(s))_____________Witness my hand the__day of __1998

NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name as authorized persons. If joint tenants, each joint tenant should sign.)